UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2006

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

211 Mount Airy Road		07920
Basking Ridge, New Jersey		(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On June 30, 2006, management of Avaya Inc. (the “Company”) approved a plan to exit and consolidate certain international office space facilities as part of the Company’s continuing efforts to optimize its cost structure and improve operational performance. The primary action under the plan is the cease-use of office space located in Guildford, United Kingdom. The total estimated non-cash charge of approximately $18 million is subject to change as the various activities are finalized and represents estimated future lease obligations to be paid evenly through fiscal 2016.

In addition, as discussed in the Company’s Form 10-Q for the second quarter of fiscal 2006 filed with the Securities and Exchange Commission on May 9, 2006, the Company has taken actions to further reduce headcount in its Europe, Middle East and Africa (“EMEA”) region. These headcount reductions were made in order to reduce costs and improve EMEA’s operational performance. The Company will record a charge of approximately $4  to $5 million  for these employee termination benefits and related costs in the third quarter of fiscal 2006. Employee termination benefits represent cash severance payments which will be paid by the end of fiscal 2007.

The Company will account for the planned actions in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: June 30, 2006	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and Senior Vice President, Corporate Development